UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2019

BTCS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9466 Georgia Avenue #124
Silver Spring, MD 20901

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 126-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement

On May 13, 2019, BTCS Inc. (the “Company”) entered into an equity line purchase agreement with Cavalry Fund I LP (“Cavalry”) (the “Purchase Agreement”) pursuant to which Cavalry has agreed to purchase from the Company, at the direction of the Company and in its sole discretion, up to $10,000,000 of common stock (subject to certain limitations) from time to time over a 36-month period.  In consideration for entering into the $10 million Purchase Agreement, the Company issued to Cavalry 333,334 shares of common stock as a commitment fee and will issue up to 583,334 shares of common stock pro rata as Cavalry purchases additional shares.

Concurrently with the execution of the Purchase Agreement on May 13, 2019, the Company and Cavalry also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), no later than May 23, 2019 to register for resale by Cavalry under the Securities Act of 1933 (the “Act”), the shares of common stock that the Company may elect to issue and sell to Cavalry from time to time under the Purchase Agreement. Registration Rights Agreement provides that in the event the Company is unable to register sufficient shares under the Registration Statement, the Company will be required to file additional registration statements such that sufficient registered shares are available for issuance and sale to Cavalry under the Purchase Agreement.

The Company does not have the right to commence any sales to Cavalry under the Purchase Agreement until each of the conditions set forth in the Purchase Agreement are satisfied, including the Registration Statement being declared effective by the SEC. Thereafter, the Company may, from time to time and at its sole discretion, direct Cavalry to purchase shares of the Company’s common stock during trading hours (“Intraday Puts”) and after trading hours until 7 p.m. New York time (“Aftermarket Puts”) (either an Intraday Put or an Aftermarket Put may be referred to as a “Put”). The Company may make multiple Puts each day subject to delivery of the shares associated with prior Puts.

The number of shares that may be sold under an Intraday Put shall be equal to the total daily trading dollar volume (“Daily Trading Dollar Volume”) for the trading day prior to the applicable Put date, divided by the Intraday Purchase Price (such shares being the “Intraday Put Share Limit”). The “Intraday Purchase Price” means the lower of: (i) 94% of the lowest sale price on the trading day prior to the applicable Put date, and (ii) 94% of the arithmetic average of the three lowest closing prices for the Company’s common stock during the 12 consecutive trading days ending on the Trading Day immediately preceding such Put date.

The number of shares that may be sold under an Aftermarket Put shall be equal to the Daily Trading Dollar Volume, divided by the Aftermarket Put Price (such shares being the “Aftermarket Put Share Limit”). The “Aftermarket Put Price” means: the lower of: (i) the lowest Sale Price on the applicable Put date, and (ii) the arithmetic average of the three lowest closing prices for the Company’s common stock during the 12 consecutive trading days ending on the trading day immediately preceding such Put date.

Upon mutual agreement of Cavalry and the Company and subject to written confirmation by Cavalry that such agreement will not result in violation of the 4.99% beneficial ownership limitation, the Company may increase the Intraday Put Share Limit or the Aftermarket Put Share Limit, as applicable, for any Put to include an amount equal to $2,000,000 in Put shares at the applicable Purchase Price, in each case in addition to the applicable Intraday Put Share Limit or Aftermarket Put Share Limit. In all instances, the Company may not sell shares of its common stock to Cavalry under the Purchase Agreement if it would result in Cavalry beneficially owning more than 4.99% of the Company’s common stock or if the closing price the trading day immediately preceding the Put date is below $0.005.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Cavalry. The Company expects that any proceeds received by the Company from such sales to Cavalry under the Purchase Agreement will be used for but not be limited to general corporate purposes, including compensating the Company’s management.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 regarding the issuance of the Commitment Shares to Cavalry and the offering and sale of up to $10,000,000 of shares of common stock to Cavalry from time to time over a 36-month period under the Purchase Agreement is incorporated herein by reference. Cavalry represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) under the Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

Exhibits.	Description
10.1	Equity Line Purchase Agreement, dated May 13, 2019, by and between BTCS Inc., and Cavalry Fund I LP
10.2	Registration Rights Agreement, dated May 13, 2019, by and between BTCS Inc., and Cavalry Fund I LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: May 16, 2019	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer